Exhibit 99.1

Multi-Color Corporation Signs Definitive Agreement to Acquire Collotype International

SHARONVILLE, Ohio, United States, January 21, 2008 – Multi-Color Corporation (NASDAQ: LABL) (“Multi-Color”) today announced it has signed a binding agreement to acquire Collotype International Holdings Pty. Ltd. (“Collotype”) for approximately US$175 million plus an additional $10 million upon achieving certain financial targets. This follows the announcement of a Letter of Intent between the parties dated November 5, 2007.

Collotype, with over US$130 million in annual sales, is the world’s leading pressure sensitive wine and spirits label manufacturer and a growing provider of labels in the fast-moving consumer goods marketplace in Australia. Collotype is based in Australia, and has operations in Australia, South Africa and the United States. Collotype is known for its innovation and high quality in the wine and spirits market. Collotype produces labels for eight of the top fifteen global wine brands and its major customers include Diageo, Pernod Ricard, Constellation, Foster’s, Gallo, The Wine Group, Bronco, Trinchero, Distell and KWV.

Collotype shareholders and management team will receive almost 30% of their total proceeds in Multi-Color stock. The acquisition is expected to close on or about January 31, 2008 and be accretive to earnings immediately upon completion.

Multi-Color President and CEO Frank Gerace said, “This acquisition is the first large step towards achieving our long range strategy of being a premier global resource of innovative label solutions to consumer product and food and beverage companies worldwide. We look forward to Nigel Vinecombe and the Collotype team becoming a vital component of Multi-Color’s continued success.”

Collotype’s commanding presence in the global wine and spirits market compliments Multi-Color’s leadership in the consumer products market and significantly expands its customer base.

Upon completion of the transaction, Nigel Vinecombe will become President of Multi-Color’s International Business Unit. Don Kneir will continue as President of Multi-Color’s North American Business Unit.

Commenting on the deal, Collotype Group Managing Director Nigel Vinecombe added, “Collotype and Multi-Color are natural partners — both businesses are recognized for leadership in quality, innovation, technology and services to our customers. The Collotype management team is excited about contributing to the growth of the combined group.”

Simultaneous to the closing of the transaction, Multi-Color will execute a five-year $200 million credit facility with an option to increase the facility up to an additional $50 million subject to terms of the loan documents. The facility is with Bank of America (Agent) and a syndicate of seven other lenders. This facility gives Multi-Color the capacity to make further acquisitions and capital investments.

Deloitte & Touche Corporate Finance LLC and Jones Day advised Multi-Color on the transaction.

About Multi-Color Corporation (http://www.multicolorcorp.com)

Sharonville, Ohio based Multi-Color Corporation is a premier global resource of innovative decorating solutions to consumer product and food and beverage companies, national retailers and container manufacturers worldwide. Multi-Color is one of the world’s largest producers of in-mold labels (IMLs) and heat transfer labels (HTLs), and a major manufacturer of high-quality cut-and-stack and pressure sensitive labels and shrink sleeves. Multi-Color has eight manufacturing locations in the United States. Its products are shipped to more than 650 customers in the United States, Canada, Mexico, and Central and South America.

Forbes magazine has chosen Multi-Color as one of the Forbes 200 Best Small Companies for 2007. Multi-Color is ranked 86th in this prestigious group. For additional information on Multi-Color, please visit http://www.multicolorcorp.com.

For additional information on Collotype, please visit http://www.collotype.com.

Safe Harbor Statement

Multi-Color believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. Multi-Color undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which Multi-Color intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by Multi-Color to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; the success and financial condition of Multi-Color’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; Multi-Color’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; availability of raw materials; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; increases in general interest rate levels affecting Multi-Color’s interest costs; and terrorism and political unrest. Multi-Color undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Dawn H. Bertsche

Chief Financial Officer

Multi-Color Corporation

(513) 345-1108

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